INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement No. 33-48217 and Registration Statement No. 33-85724 of Ark Restaurants Corp. on Form S-8 of our report dated December 1, 2000, appearing in the Annual Report on Form 10-K of Ark Restaurants Corp. for the year ended September 30, 2000.

DELOITTE & TOUCHE LLP

New York, New York
December 28, 2000